Exhibit 99

May 2012

Cabela's Credit Card Master Note Trust		CABMT 10-1	CABMT 10-2	CABMT 11-2	CABMT 11-4	CABMT 12-1
Deal Size		$300M	$250M	$300M	$300M	$500M
Expected Maturity		1/15/2015	9/15/2015	6/15/2016	10/17/2016	2/15/2017

Portfolio Yield		20.64%	20.64%	20.64%	20.64%	20.64%
Less: Base Rate		3.57%	3.59%	3.61%	3.38%	3.22%
Gross Charge-offs		2.19%	2.19%	2.19%	2.19%	2.19%

Excess Spread:	May 2012	14.88%	14.86%	14.84%	15.07%	15.23%
	Apr 2012	14.39%	14.30%	14.27%	14.51%	14.66%
	Mar 2012	15.79%	15.82%	15.79%	16.03%	15.43%

3 Month Average Excess Spread		15.02%	14.99%	14.97%	15.20%	15.11%

Delinquencies:	30 to 59 days	0.27%	0.27%	0.27%	0.27%	0.27%
	60 to 89 days	0.19%	0.19%	0.19%	0.19%	0.19%
	90+ days	0.22%	0.22%	0.22%	0.22%	0.22%
	Total	0.68%	0.68%	0.68%	0.68%	0.68%

Principal Payment Rate		42.09%	42.09%	42.09%	42.09%	42.09%

Total Payment Rate		43.80%	43.80%	43.80%	43.80%	43.80%

Month End Principal Receivables		$3,019,644,032	$3,019,644,032	$3,019,644,032	$3,019,644,032	$3,019,644,032